Exhibit 77 E
Since October 2003, Federated and
related entities (collectively,
"Federated"), and various
Federated funds ("Funds"), have been
named as defendants in several
class action lawsuits now
pending in the United States
District Court for the District
of Maryland. The lawsuits were
purportedly filed on behalf of
people who purchased, owned and/or
redeemed shares of
Federated-sponsored mutual funds
during specified periods beginning
November 1, 1998. The
suits are generally similar in
alleging that Federated engaged
in illegal and improper trading
practices including market timing
and late trading in concert with
certain institutional traders,
which allegedly caused financial
injury to the mutual fund
shareholders. These lawsuits
began to
be filed shortly after Federated's
first public announcement that it
had received requests for
information on shareholder trading
activities in the Funds from
the SEC, the Office of the New
York State Attorney General ("NYAG"),
and other authorities. In that
regard, on November 28,
2005, Federated announced that it
had reached final settlements with
the SEC and the NYAG
with respect to those matters.
Specifically, the SEC and NYAG
settled proceedings against three
Federated subsidiaries involving
undisclosed market timing arrangements
and late trading. The
SEC made findings: that Federated
Investment Management Company
("FIMC"), an SEC-
registered investment adviser to
various Funds, and Federated
Securities Corp., an SEC-registered
broker-dealer and distributor for
the Funds, violated provisions
of the Investment Advisers Act
and Investment Company Act by
approving, but not disclosing,
three market timing
arrangements, or the associated
conflict of interest between FIMC
and the funds involved in the
arrangements, either to other
fund shareholders or to the
funds' board; and that Federated
Shareholder Services Company,
formerly an SEC-registered
transfer agent, failed to
prevent a
customer and a Federated employee
from late trading in violation of
provisions of the Investment
Company Act. The NYAG found that
such conduct violated provisions
of New York State law.
Federated entered into the settlements
without admitting or denying the
regulators' findings. As
Federated previously reported in 2004,
it has already paid approximately
$8.0 million to certain
funds as determined by an independent
consultant. As part of these
settlements, Federated agreed
to pay disgorgement and a civil
money penalty in the aggregate amount
of an additional $72
million and, among other things, agreed
that it would not serve as
investment adviser to any
registered investment company unless
(i) at least 75% of the fund's
directors are independent of
Federated, (ii) the chairman of
each such fund is independent of
Federated, (iii) no action may be
taken by the fund's board or any
committee thereof unless approved
by a majority of the
independent trustees of the fund or
committee, respectively, and (iv) the
fund appoints a "senior
officer" who reports to the independent
trustees and is responsible for
monitoring compliance by
the fund with applicable laws and
fiduciary duties and for managing
the process by which
management fees charged to a fund
are approved. The settlements are
described in Federated's
announcement which, along with
previous press releases and related
communications on those
matters, is available in the
"About Us" section of Federated's
website at FederatedInvestors.com.
Federated and various Funds have
also been named as defendants in
several additional lawsuits,
the majority of which are now pending
in the United States District Court
for the Western District
of Pennsylvania, alleging, among
other things, excessive advisory
and Rule 12b-1 fees.
The board of the Funds has retained
the law firm of Dickstein
Shapiro Morin & Oshinsky LLP to
represent the Funds in these
lawsuits. Federated and the Funds,
and their respective counsel, are
reviewing the allegations and intend
to defend this litigation.
Additional lawsuits based upon
similar allegations may be filed
in the future. The potential impact
of these lawsuits, all of which
seek unquantified damages, attorneys'
fees, and expenses, and future
potential similar suits is
uncertain. Although we do not
believe that these lawsuits will
have a material adverse effect on
the Funds, there can be no
assurance that these suits, ongoing
adverse publicity and/or other
developments resulting from the
regulatory investigations will not
result in increased Fund
redemptions, reduced sales of Fund
shares, or other adverse consequences
for the Funds.